UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2023
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On March 10, 2023, Silicon Valley Bank ("SVB Bank") was closed by the California Department of Financial Protection and Innovation, which immediately appointed the Federal Deposit Insurance Corporation ("FDIC") as receiver. Cousins Properties Incorporated ("Cousins"), through a wholly-owned subsidiary, is the landlord under a lease with SVB Financial Group ("SVB Financial"), the parent company of SVB Bank, for approximately 205,000 square feet at our Hayden Ferry property in Phoenix, Arizona, with a lease expiration in January 2026.

According to previous filings with the SEC, SVB Bank is the principal subsidiary of SVB Financial and one of four operating segments. At this time, the impact of the SVB Bank receivership upon SVB Financial is not known. On March 13, 2023, SVB Financial announced that its Board of Directors has appointed a restructuring committee to explore strategic alternatives for SVB Financial.

SVB Financial has indicated that SVB Bank operations are principally conducted out of its Santa Clara, California headquarters and our Hayden Ferry property. SVB Financial has indicated that functions performed at Hayden Ferry include IT, finance, operations, and corporate shared services.

SVB Financial is current on the financial obligations of its lease with Cousins through March 2023. This lease is projected to generate approximately $700,000 in straight-line revenue, inclusive of parking revenue and reimbursed operating expenses, per month through expiration.

As of March 2023, we have $2.0 million of net assets on our balance sheet attributable to the SVB Financial lease, primarily related to recognizing rent on a straight-line basis in accordance with generally accepted accounting principles. In the event SVB Financial enters bankruptcy and it becomes probable they will reject their lease, we would write-off the net assets associated with the lease but retain our rights to pursue damages.

Cousins does not have any bank accounts with SVB Bank, does not have any loans to or from SVB Bank or SVB Financial, and does not have any other amounts currently due to or due from SVB Bank or SVB Financial. Some of Cousins' leases require security deposits. A portion of these security deposits take the form of letters of credit, some of which were issued by SVB Bank. Cousins will be working with such customers to replace their letters of credit with ones provided by another acceptable financial institution as required under their lease agreement. As of March 15, 2023, the aggregate security deposits in the form of letters of credit issued by SVB Bank to Cousins were approximately $11.7 million.

On Sunday, March 12, 2023, the New York Department of Financial Services announced that it had closed New York-based Signature Bank and appointed the FDIC as a receiver. Cousins does not have direct exposure to Signature Bank, including letter of credit exposure.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number        Exhibit Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2023

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary